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                                                                    Exhibit 23.1




                          INDEPENDENT AUDITORS CONSENT



The Board of Directors and Stockholders
ANDOVER BANCORP, INC.:


We consent to incorporation by reference in Registration Statement No. 33-21975 on Form S-8 of Andover Bancorp, Inc. of our report dated January 22, 1998, relating to the consolidated balance sheets of Andover Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included herein.




                                                /s/ KPMG PEAT MARWICK LLP



Boston, Massachusetts
March 13, 1998